Assumption Agreement

This Assumption Agreement (the “Agreement”) is made as of October 4, 2012, by Pieps Corporation, a California corporation (“Pieps”), and BD European Holdings, LLC, a Delaware limited liability company (“BDEH” and together with Pieps, individually and collectively, as the context requires, the “Additional Borrower”), and Zions First National Bank (“Lender”).

Recitals

1. Black Diamond, Inc., formerly known as Clarus Corporation, Black Diamond Equipment, Ltd., Black Diamond Retail, Inc., Everest/Sapphire Acquisition, LLC, Gregory Mountain Products, LLC, and POC USA, LLC (individually and collectively, the “Borrower”) and Lender have entered into a Loan Agreement dated May 28, 2010 (as amended from time to time, the “Loan Agreement”), pursuant to which Lender has loaned Borrower the sum of thirty-five million dollars ($35,000,000.00), evidenced by a Second Substitute Promissory Note (Revolving Line of Credit) dated September 28, 2012, in the original principal amount of thirty-five million dollars ($35,000,000.00) (collectively, the “Loan”).

2.     Additional Borrower has been acquired, directly or indirectly, by the Borrower.

3.     Pursuant to the terms of the Loan Agreement, Additional Borrower is required to become a Borrower under the Loan Agreement.

4.     Additional Borrower desires to agree and consent to become bound by the Loan Agreement.

Agreement

For good and valuable consideration, receipt of which is hereby acknowledged, Additional Borrower agrees as follows:

1.    Additional Borrower Agreement. Additional Borrower hereby agrees and becomes bound by each of the Loan Documents (as defined in the Loan Agreement) as if Additional Borrower has executed and delivered the Loan Documents as Borrower at the time the Loan Documents were executed by the other parties thereto. Additional Borrower will execute and deliver a Substitute Promissory Note as provided in the Loan Documents.

2.    Consideration Among Co-Borrowers. Additional Borrower acknowledges and agrees that it has become a part of the financial enterprise described in Section 2.3 Consideration Among Co-Borrowers of the Loan Agreement and the considerations recited therein are applicable to Additional Borrower.

3.    Representations and Warranties of Additional Borrower. Pieps represents and warrants that it is a corporation duly organized and existing in good standing under the laws of the State of California. BDEH represents and warrants that it is a limited liability company duly organized and existing in good standing under the laws of the State of Delaware.

4.    Loan Documents Remain in Full Force and Effect. The Loan Documents continue in full force and effect and remain unchanged, except as specifically modified by this Agreement.

5.    Counterparts. Borrower agrees that this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Receipt by Lender of an executed copy of this Agreement by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Agreement by the signatory thereto.

6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement and it becomes effective as of the first day and year set forth above.

Additional Borrower:

Pieps Corporation

By: /s/ Robert Peay

Name: Robert Peay

Title: Secretary and Treasurer

BD European Holdings, LLC

By: /s/ Robert Peay

Name: Robert Peay

Title: Secretary and Treasurer

Zions First National Bank:

By:/s/ Michael R. Brough

Name: Michael R. Brough

Title: Senior Vice President